EXHIBIT 99.1

FBL Financial Group to Present at Citigroup Financial Services Conference

    WEST DES MOINES, Iowa--(BUSINESS WIRE)--Jan. 24, 2007--FBL Financial Group, Inc. (NYSE:FFG) today announced that Chief Executive Officer Jim Noyce and Chief Financial Officer Jim Brannen will be presenting at the Citigroup Financial Services Conference at 3:45 p.m. ET on Wednesday, January 31, 2007 in New York, NY. The presentation will provide an overview of FBL Financial Group's growth strategies and financial results. Investors may access a webcast of the Citigroup Conference presentation on FBL's website at www.fblfinancial.com.

    Comments made at this conference will include mention of FBL's earnings guidance. For 2006 FBL expects to exceed both its 2006 net income guidance of $2.75 to $2.85 per share and its 2006 operating income guidance of $2.50 to $2.60 per share. For 2007 FBL expects full year net income and operating income to be within a range of $2.80 to $2.95 per common share.

    Certain statements made during this presentation may be forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL's reports filed with the Securities and Exchange Commission and include interest rate changes, competitive factors, volatility of financial markets, the ability to attract and retain sales agents and a decrease in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable. No assurance can be given that the assumptions will prove to be correct.

    FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.

    FFG-1

    CONTACT: FBL Financial Group, Inc., West Des Moines
             Kathleen Till Stange, 515-226-6780
             Investor Relations Vice President
             Kathleen.TillStange@FBLFinancial.com